                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                GATX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
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     (4) Date filed:
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

                              [GATX LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at the Company's principal office on the 42nd Floor, 500 West Monroe Street, Chicago, Illinois 60661, on Friday, April 24, 1998, at 9:00 A.M., for the purposes of:

        1. electing directors;


        2. adopting an amendment to the Company's 1995 Long Term Incentive Compensation Plan in order to modify the performance measures used in performance awards under the plan and to revise the maximum limit of such awards;


        3. adopting an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance;

        4. approving the appointment of independent auditors for the year 1998;

        5. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 6, 1998 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy.

                                        David B. Anderson
                                        Secretary

March 17, 1998

                                 [GATX LOGO]

                              [GATX LETTERHEAD]

                                                                  March 17, 1998

                               PROXY STATEMENT
                              ------------------

                                   GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid for by the Company. In addition to solicitation by mail, the Company has retained ChaseMellon Shareholder Services to solicit proxies on behalf of the Board of Directors for a fee not to exceed $6,500, plus reasonable out-of-pocket expenses and disbursements. ChaseMellon Shareholder Services may solicit proxies by mail, facsimile, telegraph or personal call. In addition, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, facsimile, telephone, telegraph or personal call. The Annual Report for the year 1997, including financial statements, was first mailed to all shareholders together with this proxy statement on or about March 17, 1998.

                              VOTING SECURITIES


     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 6, 1998 will be entitled to vote at the meeting or any adjournment thereof. As of that date there were 24,558,983 shares of the Common Stock and 26,165 shares of the $2.50 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the annual meeting in order to constitute a quorum for the annual meeting. Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.



     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast. Ratification of auditors and adoption of an amendment to the Long Term Incentive Compensation Plan will require a majority of the votes cast, with the result that shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters. Adoption of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance will require a majority of the shares outstanding, with the result that shares not represented at the meeting, shares which abstain from voting on this matter and Broker Non-Votes will have the effect of votes against this proposal.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected, each for a term of one year, to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy, or the Board may be reduced accordingly.

                             NOMINEES FOR DIRECTORS

                                                                                      Shares of
                                                                                     Common Stock
                                                                                     Beneficially
                                                                                     Owned as of
                                                                       Director        March 6,
               Name and Principal Occupation                  Age       Since          1998(1)
               -----------------------------                  ---      --------      ------------
James M. Denny..............................................  65         1995            2,164
  Managing Director, William Blair Capital Partners, LLC
Richard Fairbanks...........................................  57         1996            1,710
  Managing Director of Domestic & International Issues,
  Center for Strategic & International Studies
William C. Foote............................................  46         1994            1,428
  Chairman of the Board Chief Executive Officer, USG
  Corporation
Deborah M. Fretz............................................  49         1993            1,549
  Senior Vice President, Lubricants and Logistics, Sun
  Company, Inc.
Richard A. Giesen...........................................  68         1982            1,547
  Chairman of the Board and Chief Executive Officer,
  Continental Glass & Plastic, Inc.
Miles L. Marsh..............................................  50         1995            1,962
  Chairman of the Board and Chief Executive Officer, Fort
  James Corporation
Charles Marshall............................................  68         1989(2)         4,847
  Retired; Former Vice Chairman of the Board, American
  Telephone and Telegraph Company
Michael E. Murphy...........................................  61         1990            2,847
  Retired; Former Vice Chairman, Chief Administrative
  Officer, Sara Lee Corporation
Ronald H. Zech..............................................  54         1994          155,981(3)
  Chairman of the Board, President and Chief Executive
  Officer of the Company

---------------
(1) Unless otherwise indicated, each nominee either possesses sole voting and investment power with respect to this stock or shares such powers with a spouse. Also includes phantom units of Common Stock credited to each director's account as described below in the section entitled "Compensation of Directors."

(2) Mr. Marshall previously served as a director of the Company from 1978 to 1982.

(3) This includes 126,500 shares Mr. Zech has the right to acquire within 60 days of March 6, 1998, under outstanding stock options issued under the Company's Long Term Incentive Compensation Plan.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Denny was elected Managing Director, William Blair Capital Partners, LLC, a general partner of a private equity fund affiliated with William Blair and Co., in August 1995. Mr. Denny previously served as Vice Chairman of Sears, Roebuck and Co., a merchandising and financial services company, from February 1992 until August 1995 and as Senior Vice President and Chief Financial Officer of Sears from February 1988 through January 1992. Mr. Denny is a director of Allstate Corporation, Gilead Sciences, Inc., Astra AB and Choice Point Inc.

     Mr. Fairbanks, a former U.S. Ambassador at Large, was named Managing Director of Domestic & International Issues at the Center for Strategic & International Studies, a nonprofit public policy research institution providing analysis on and assessment of the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, in April, 1994. Mr. Fairbanks previously served as Senior Counsel at the law firm of Paul, Hastings, Janofsky & Walker from February 1992 until April 1994 and as Senior Counsel for the Center for Strategic & International Studies from February 1992 until April 1994. Mr. Fairbanks is also a director of Hercules, Inc. and SEACOR SMIT Inc.

     Mr. Foote was elected Chairman of the Board of USG Corporation, formerly known as United States Gypsum Company, an international manufacturer of building materials and industrial products, in April 1996, having been previously named Chief Executive Officer of USG Corporation in January 1996. He also served as President and Chief Operating Officer from January 1994 to January 1996. He previously served as President and Chief Executive Officer of USG Interiors from January 1993 to December 1993 and President & Chief Executive Officer of L&W Supply Corporation from September 1991 to December 1993, both subsidiaries or divisions of USG Corporation. Mr. Foote is also a director of Walgreen Co. USG Corporation emerged from bankruptcy in May of 1993, having filed a voluntary petition for reorganization in March 1993.

     Ms. Fretz was named Senior Vice President, Lubricants and Logistics of Sun Company, Inc., an energy company, in January 1997, having served as Senior Vice President of Logistics since August 1994. Ms. Fretz previously served as President of Sun Pipe Line Company and Sun Marine Terminals, which transport and store crude oil and refined petroleum products for Sun Company and other energy companies, from October 1991 to 1994. Ms. Fretz is also a director of Cooper Tire & Rubber Company.

     Mr. Giesen was elected Chairman of the Board and Chief Executive Officer of Continental Glass and Plastic, Inc., a packaging distribution company, in August 1988. Since 1988, he has served also as Chairman and Chief Executive Officer of Continental's parent, Continere Corporation. Mr. Giesen previously served as Chairman of the Board and Chief Executive Officer of American Appraisal Associates, Inc., a valuation consulting firm, from October 1984 to April 1993. From 1983 until April 1993, Mr. Giesen also served as Chairman of the Board and Chief Executive Officer of American Appraisal's parent, RLM Investments, Inc. Mr. Giesen is also a director of Stone Container Corporation.

     Mr. Marsh was named Chairman of the Board and Chief Executive Officer of Fort James Corporation, a producer of consumer and commercial tissue products and food and consumer packaging formed through the merger of James River Corporation and Fort Howard Corporation in August 1997, having served as Chairman of the Board and Chief Executive Officer of James River Corporation from October 1995 until August 1997. Mr. Marsh previously served as Chairman of the Board and Chief Executive Officer of Pet Incorporated, a branded food company, from April 1991 until February 1995. Mr. Marsh is also a director of Whirlpool Corporation and Morgan Stanley Dean Witter, Discover & Co.

     Mr. Marshall retired as Vice Chairman of the Board of American Telephone and Telegraph Company in June 1989. Mr. Marshall is a director of Hartmarx Corporation, Sonat, Inc., Ceridian Corporation and Sundstrand Corporation.

     Mr. Murphy retired as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in October, 1997, having served in that position since July, 1993 and as its Chief Financial Officer from July 1993 to November 1994. Mr. Murphy previously served as Executive Vice President, Chief Financial and Administrative Officer of Sara Lee Corporation since June 1979. Mr. Murphy is also a director of American General Corporation, Bassett Furniture Industries, Incorporated, True North Communications, Inc., Northern Funds and Payless ShoeSource, Inc.

     Mr. Zech was elected Chairman of the Board in April 1996, having been previously named Chief Executive Officer of the Company in January 1996, and President in July 1994. Mr. Zech served as Chief Operating Officer from July 1994 to January 1996. Mr. Zech previously served as President and Chief Executive Officer of GATX Capital Corporation from 1984 to 1994. Mr. Zech is also a director of McGrath RentCorp and two of the Company's subsidiaries, General American Transportation Corporation and GATX Capital Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Messrs. Murphy (Chairman), Denny, Fairbanks and Marsh. The committee's functions include: (i) recommending to the Board of Directors the appointment of the Company's independent auditors; (ii) reviewing and approving in advance of each year the audit and non-audit services and fees of such auditors; (iii) meeting separately and privately with the independent auditors and the Company's internal auditors to ensure that the scope of their activities has not been restricted, and to consider other matters generally pertaining to their audits; (iv) reviewing the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' audits thereof; (v) reviewing matters relating to corporate financial reporting and accounting policies and procedures; (vi) ensuring that management and independent accountants perform a proper review of quarterly results prior to public release; and (vii) reporting its findings on any of the above to the Board of Directors, as appropriate. During 1997, there were two meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Denny (Chairman), Giesen, Marshall and Murphy. The committee's functions include (i) approving the Company's total compensation philosophy and periodically evaluating compensation practices relative to such philosophy; (ii) approving salary changes, compensation programs and employment arrangements applicable to elected officers, subsidiary presidents and other employees whose salaries exceed a level established by the Committee and, when the timing and business circumstances make a meeting of the full Committee impractical, granting the chief executive officer the authority to act on these matters after having made every effort to first consult with the Committee chair; (iii) reviewing the compensation levels and programs applicable to other employees whose incentive payments exceed a level periodically established by the Committee; (iv) recommending to the Board of Directors compensation programs and employment arrangements for the chief executive officer; (v) administering the Company's Long Term Incentive Compensation Plan and other executive compensation programs;
(vi) reviewing and approving significant changes to the Company's benefit programs; (vii) evaluating the performance of the chief executive officer;
(viii) reviewing annual salary increases and salary ranges for the Company; (ix) reviewing the Company's depth of management and plans for management development and succession; (x) reviewing staffing changes among elected officers (except the chief executive officer for which Board approval would be required) and operating presidents; (xi) reviewing the compensation program for non-management board members and recommending changes to the Board of Directors as appropriate; and (xii) approving the Compensation Committee Report on Executive Compensation for inclusion in the Company's annual proxy statement. During 1997, there were four meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Marshall (Chairman), Foote, Giesen and Ms. Fretz. Mr. Zech is an ex-officio member of the committee. The committee's functions include: (i) recommending to the Board of Directors nominees for election as Director; (ii) reviewing the performance of all members of the Board of Directors in their capacities as Directors, including attendance and contributions to the deliberations of the Board, and making such recommendations to the Board of Directors as may be appropriate; (iii) recommending appointments to all Board Committees; (iv) reviewing and approving acceptance of any outside directorship or trusteeship by senior Company officers; and (v) making such recommendations to the Board of Directors as it may deem appropriate with respect to the size and makeup of the Board of Directors and related matters. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o David B. Anderson, 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director. During 1997, the Nominating Committee held two meetings.


     The Company's Retirement Funds Review Committee members are Messrs. Foote (Chairman), Fairbanks and Marsh and Ms. Fretz. The committee's functions include: (i) monitoring overall investment performance and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto;
(ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; and (iv) approving recommended selections of trustees for the retirement plans. During 1997, there were two meetings of the Retirement Funds Review Committee.

     During 1997, there were seven meetings of the Board of Directors of the
Company: the regular annual meeting and six special meetings. Each director attended at least 75% of the meetings of the Board and Committees held while a member during 1997.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $24,000 (50% in cash and 50% in phantom units of Common Stock) and an annual grant of 250 phantom units of Common Stock. In addition, each non-officer director receives a Board meeting attendance fee of $1,000 and a committee meeting attendance fee of $1,000 for each meeting of a committee of the Board of which the director is a member. The chairman of each committee receives $1,500 for each meeting attended.


     The annual retainer is paid quarterly in arrears at the end of each January, April, July and October. Half of each quarterly installment will be paid in cash and the balance in phantom stock units credited to each director's account in an amount determined by dividing the amount of such payment by the average of the high and low price of the Company's stock on the last trading day of the month in which the quarterly installment is paid. The annual grant of 250 phantom units is credited in quarterly installments in arrears. The director's phantom stock account will be credited with additional phantom stock units representing dividends declared on the Company's Common Stock based on the average of the high and low price of the Company's Common Stock on the date such dividend is paid. At the expiration of each director's service on the board, settlement of the phantom stock units will be made as soon as is reasonably practical in Common Stock equal in number to the number of phantom stock units then credited to his or her account. Any fractional units will be paid in cash.


     Non-officer directors may also elect to defer receipt of the cash portion of the director's retainer, meeting fees, or both. The amount so deferred accumulates interest at a rate equal to the 20-year U.S. government bond rate. One director elected to participate in this plan for 1997.


     Directors who previously participated in the Executive Deferred Income Plans ("EDIPs"; see page 11) who remain on the Board of Directors until age 65 will be entitled to payments in amounts which will provide the participant with a maximum annual yield of 24% on the fees deferred, with the exact yield dependent upon the age of the director at the time of his or her participation. If (a) a participant terminates his or her membership on the Board during the two year period following a "change in control" of the Company (as described beginning on page 9) other than by reason of retirement, death, disability or a violation of certain provisions of the EDIPs, or (b) prior to such event the director has (i) terminated his or her membership on the board and (ii) reached age 65, the Compensation Committee may, if the director has executed the amendment to the EDIPs referred to on page 11, direct that the participant receive a single payment in the amount of the fees deferred, plus interest, less any amount previously paid under the EDIPs, in lieu of the scheduled annual payments. The Company has purchased, and is the sole owner and beneficiary of, life insurance on the lives of EDIP participants in amounts that, in the aggregate, are expected to cover all of the Company's liabilities under the EDIPs, absent a change in the federal tax laws.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation." The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the chief executive officer and each of the other four most highly compensated executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                               -----------------------------------
                                                Annual Compensation                     Awards             Payouts
                                        ------------------------------------   -------------------------   -------
                                                                                             Securities
                                                                               Restricted    Underlying
                                                                Other Annual     Stock      Options/SARs    LTIP      All Other
           Name and                                   Bonus     Compensation    Award(s)       (# of       Payouts   Compensation
      Principal Position         Year   Salary ($)   ($)(1)         ($)           ($)         shares)        ($)        ($)(2)
      ------------------         ----   ----------   ------     ------------   ----------   ------------   -------   ------------
Ronald H. Zech --                1997    537,500     361,463       27,664(3)          0        32,000           0        9,308
Chairman of the Board,           1996    500,000     309,270       32,735             0        60,000      152,279       8,298
President and Chief Executive    1995    400,008     247,493      136,972             0        20,000      179,011       5,972
Officer
David B. Anderson --             1997    290,333     156,743(4)     4,375             0         9,000           0        4,750
Vice President, Corporate        1996    281,146     128,071        4,375             0        10,000           0        3,781
Development, General Counsel     1995    142,797     316,115        1,641             0        20,000           0            0
and Secretary
David M. Edwards --              1997    261,667     175,000       13,945       223,000(6)      9,500           0        5,729
Vice President, Finance & Chief  1996    235,000     107,050       13,945             0        10,000           0        5,323
Financial Officer                1995    214,167     109,892       17,887             0        10,000           0        4,790
William L. Chambers --           1997    233,333     113,373        3,875             0         6,500           0        4,750
Vice President, Human Resources  1996    225,000     92,245         3,625             0         8,000      112,934       4,500
                                 1995    218,338     100,828        3,625             0         8,000           0        4,500
Brian A. Kenney --               1997    179,167     92,672(5)      3,175             0         3,000           0        4,750
Vice President, Treasurer        1996    156,875     70,763        10,795             0         3,000           0            0
                                 1995     22,356     50,000         4,599             0         4,000           0            0

---------------
(1) Amounts reflect bonus payments earned for the years set forth opposite the specified payments.

(2) Includes contributions made by the Company to the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan") for 1997 in the amount of $4,750 for Messrs. Zech, Edwards, Anderson, Chambers and Kenney, and above-market amounts earned, but not currently payable, on compensation previously deferred under the Company's 1984 and 1985 Executive Deferred Income Plan for Messrs. Zech and Edwards of $4,558 and $979, respectively.

(3) Includes $55,433 paid by the Company to Mr. Zech for relocation expenses.

(4) Mr. Anderson joined the Company on June 26, 1995. The amount shown for Mr. Anderson in the bonus column for 1995 includes $175,000 to compensate him for the loss of benefits he would have received from his former employer had he not accepted employment with the Company.

(5) Mr. Kenney joined the Company on November 9, 1995. The amount shown for Mr. Kenney in the bonus column for 1995 compensated him for the loss of benefits he would have received from his former employer had he not accepted employment with the Company.

(6) A restricted stock award of 4,000 shares was granted to Mr. Edwards on June 9, 1997. Dividends are paid on all restricted stock awarded by the Company. The restrictions on the shares covered by this award lapse three years from the date of grant. The value of this grant as of December 31, 1997 was $290,240 based on a closing price of $72.56.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning stock options granted during 1997 to each of the named executive officers.

                                                                                        Potential Realizable
                                                                                              Value at
                                  Individual Grants                                        Assumed Annual
--------------------------------------------------------------------------------------        Rates of
                                Number of                                                    Stock Price
                                Securities     % of Total                                   Appreciation
                                Underlying    Options/SARs                                   for Option
                               Options/SARs    Granted to    Exercise or                       Term(3)
                                 Granted      Employees in    Base Price    Expiration  ---------------------
             Name                 (#)(1)      Fiscal Year    ($/Share)(2)      Date      5% ($)      10% ($)
             ----              ------------   ------------   ------------   ----------  ---------   ---------
Ronald H. Zech................    32,000          10.4%        66.9375      10/24/2007  1,347,092   3,413,796
David B. Anderson.............     9,000           2.9%        66.9375      10/24/2007    378,870     960,130
David M. Edwards..............     9,500           3.1%        66.9375      10/24/2007    399,918   1,013,472
William L. Chambers...........     6,500           2.1%        66.9375      10/24/2007    273,628     693,427
Brian A. Kenney...............     3,000           1.0%        66.9375      10/24/2007    126,290     320,043

---------------
(1) Fifty percent of all options granted may be exercised commencing one year from the date of grant, an additional 25% commencing two years from the date of grant, and the remaining 25% commencing three years from the date of grant.

(2) The exercise price is equal to the average of the high and low price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% as prescribed by the proxy rules of the Securities and Exchange Commission for the ten year term of the stock options and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all shareholders commensurately. A zero percent gain in the price of the stock will result in no gain for the optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 1997 by each of the named executive officers, the number of unexercised options and the 1997 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the stock option and the closing price of the Company's Common Stock at year-end ($72.56).

                                                                  Number of Securities
                                                                 Underlying Unexercised       Value of Unexercised In-
                                                                 Options/SARs at Fiscal       the-Money Options/SARs at
                                 Shares                               Year-End (#)               Fiscal Year-End ($)
                               Acquired on        Value        ---------------------------   ---------------------------
             Name               Exercise     Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
             ----              -----------   ---------------   -----------   -------------   -----------   -------------
Ronald H. Zech................   10,000          336,839         119,000        67,000        4,037,043       999,813
David B. Anderson.............        0                0          20,000        19,000          470,938       286,813
David M. Edwards..............    2,000           59,060          39,000        17,000        1,342,558       235,125
William L. Chambers...........        0                0          30,000        12,500          905,750       182,188
Brian A. Kenney...............        0                0           4,500         5,500          109,781        77,156

---------------
(1) Amounts represent the aggregate before-tax dollar value realized upon the exercise of stock options as measured by the difference between the exercise price of the stock option and the market value of the Company's Common Stock on the date of exercise of such option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding long-term incentive plan awards (expressed in number of units each representing a share or share equivalent of Common Stock) made to certain named executive officers during 1997:

                                                                                          Estimated Future Payouts
                                                    Number of          Performance         Under Non-Stock Price-
                                                     Shares,            or Other               Based Plans(1)
                                                     Units or         Period Until        ------------------------
                                                      Other           Maturation or       Target          Maximum
                     Name                           Rights (#)           Payout             (#)             (#)
                     ----                           ----------        -------------       ------          -------
Ronald H. Zech.................................       2,059             1997-1999          2,059           6,177
David B. Anderson..............................         886             1997-1999            886           2,658
David M. Edwards...............................         726             1997-1999            726           2,178
Williams L. Chambers...........................         695             1997-1999            695           2,085

---------------
(1) Payouts are based on the Company achieving pre-established levels of return on common equity ("ROE") and are paid in Common Stock and cash following completion of the three year performance period. No payout will be made unless a target level of performance is achieved. The target amount, plus an amount equal to additional units representing reinvested dividends during the performance period, will be earned if 100% of target ROE is achieved; the maximum amount plus an amount equal to additional units representing reinvested dividends will be earned if target ROE is exceeded by a specified amount.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS


    The Company entered into agreements with Messrs. Zech, Anderson, Edwards, Chambers and Kenney as of January 1, 1998, which provide for certain benefits upon termination of employment after a "change of control" or disposition of the Company or one of its subsidiaries. All agreements provide for employment with the Company at salaries to be determined from time to time by the Board of Directors and with incentive compensation and employee benefits commensurate with the executives' salaries and positions. Each agreement provides that the executive's employment may be terminated at will by the Company, but if terminated or "constructively terminated" within two years following a "change of control" or disposition of the Company or one of its subsidiaries for any reason other than cause or the executive's death, retirement or total disability, the executive will be entitled to: (A) a lump sum payment equal to
(a) two times the annual salary plus (b) one times the bonus that would have been payable for the year in which termination or constructive termination occurs (assuming a bonus of 100% of target under the Management Incentive Plan ("MIP") or any comparable successor thereto), less other payments made in accordance with the Company's standard severance policy; (B) continued participation in the Company's medical, dental, disability and life insurance plans for up to two years after termination; (C) financial counseling and tax preparation services; (D) payment of outplacement services; (E) retirement income benefit equal to the difference between (i) the monthly retirement benefits the executive would have received if employment had terminated two years after actual termination and accordingly the executive had accumulated two additional years of credited service under the Company's retirement plans at the same compensation (including an amount equal to the average of the bonuses paid during the five year period preceding termination which may be considered for purposes of calculating the pension benefit) in effect on the date of termination, and (ii) any monthly retirement benefits actually received, commencing no sooner than two years after termination and payable at the same time and in the same manner as the executive's other retirement benefits; and
(F) if any payment made under the agreements creates an obligation to pay excise tax under section 4999 of the Internal Revenue Code of 1986 ("the Code"), an additional amount (the "Make-Whole Amount") equal to the (aa) amount of the excise tax, (bb) interest, penalties, fines or additions to any tax imposed in connection with the imposition of the excise tax, (cc) the cost of compromising or contesting any claim concerning the Make-Whole Amount brought by any taxing authority and (dd) all income taxes imposed on the executive by reason of payments required by (aa) - (dd). "Cause" means a willful and material breach of employment obligations likely to materially damage the Company; "a change of control" means a change in the beneficial ownership or a change in the composition of the Company's Board of Directors which occurs upon: (1) receipt by the Company of a Schedule 13D confirming that a person (other than (aaa) a fiduciary of securities under an employee benefit plan, (bbb) a corporation directly or indirectly owned by stockholders of the Company in substantially the same proportions as their ownership of the Company or (ccc) a corporation in which the executive has a substantial interest) owns beneficially 20% or more of the Company's stock; (2) any offer by a person, other than those noted in
(aaa) - (ccc) above, where the offeror owns 20% or more of the Company's stock or three business days before the offer terminates could beneficially own 50% of the Company's stock; (3) shareholder approval of any merger in which the Company's voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; (4) a change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved; and (5) a determination by the Board of Directors that the cumulative effect on the Company of the sale or other disposition, either in a single transaction or a series of related transactions, of all of the Company's Common Stock or substantially all of the assets of one or more Company subsidiaries warrants the conclusion that a change of control has occurred for purposes of this Agreement; and "constructive termination" includes, unless otherwise agreed to by the executive, a significant reduction in the nature or scope of authority, duties or responsibilities, a material change in location, a reduction in perquisites or compensation, the imposition of unreasonable travel requirements, a diminution in employee welfare plans, a diminution in eligibility to participate at the same level in bonus, stock option and other similar plans, a reasonable determination by the executive that a change in circumstances affecting the Company or its management prevents the executive from effectively exercising his authorities, duties, functions and responsibilities or the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under this agreement. In no event shall an executive be entitled to termination payments following disposition of a subsidiary in which the executive was primarily employed if the executive continues in employment with the successor of the subsidiary for a two year period following disposition. Mr. Chambers' agreement is supplemented by an agreement dated August 17, 1993 which provides that if, prior to Mr. Chambers reaching age 65, the Company terminates Mr. Chambers' employment other than for cause, death or change in control, the Company shall pay Mr. Chambers, at the time of such termination and in lieu of any other severance payment to which he would be entitled under policies of the Company then in effect, a lump sum payment equal to the lesser of (a) twice his then current annual salary or (b) the amount of his then current monthly salary multiplied by the number of months then remaining until he reaches age 65, plus, in either case, an amount equal to the product of his then current salary multiplied by his target percentage under the MIP. Mr. Anderson's agreement is supplemented by an agreement dated May 31, 1995 which provides that in the event of his death or termination for reasons other than cause prior to his attaining five years of service, the Company will pay Mr. Anderson or his spouse a payment equal to the benefit he or his spouse would have been eligible to receive under the terms of the Company's Non-Contributory Pension Plan for Salaried Employees had he attained five years of service prior to the occurrence of such events. The agreement further provides that if during the five year period beginning on Mr. Anderson's date of hire Mr. Zech is not Chief Executive Officer and Mr. Anderson is terminated for reasons other than cause, the Company will provide a termination payment equal to one year's base salary and target bonus. The appropriate maximum amount that would be payable under each of the foregoing agreements (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time) on the date hereof, is as follows: Mr. Zech ($1,775,579); Mr. Anderson ($967,043); Mr. Edwards ($736,855); Mr. Chambers
($857,416); Mr. Kenney ($501,430).

     Messrs. Zech, Anderson, Edwards, Chambers and Kenney also participate in the Company's 1995 Long Term Incentive Compensation Plan ("LTICP" or "1995 Plan") under which the Company's executive officers and certain key employees may receive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units ("IPUs"). The LTICP provides for a special acceleration of awards upon a "change of control" as described above. Upon the occurrence of such event, (i) all outstanding Stock Options and SARs held by executive officers for a period of six months or more become immediately exercisable; (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (a) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days, (2) the highest price included in any report on
Schedule 13D referred to above paid within the prior sixty days, (3) the highest tender offer price paid and (4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and
(b) incentive stock options granted without SARs and SARs granted in tandem with incentive stock options at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the performance goals (as hereinafter described) had been achieved, and for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event.


     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs"). The EDIPs permitted directors to defer receipt of their fees and certain employees (including executive officers of the Company) to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants were offered an opportunity to amend their participation agreements to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, whether agreements with participants who accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants are no longer making deferrals for EDIPs.

                           EMPLOYEE RETIREMENT PLANS

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 consecutive calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65. Benefits are calculated on a straight life annuity basis, but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE ANNUAL       ---------------------------------------------------------------------------------
  COMPENSATION FOR       10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
APPLICABLE PERIOD ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)
---------------------   -----------   -----------   -----------   -----------   -----------   -----------
        200,000            30,997        46,465        61,953        77,442        92,930       108,418
        400,000            63,977        95,965       127,953       159,942       191,930       223,918
        600,000            96,977       145,465       193,953       242,442       290,930       339,418
        800,000           129,977       194,965       259,953       324,942       389,930       454,918
      1,000,000           162,977       244,465       325,953       407,442       488,930       570,418
      1,200,000           195,977       293,965       391,953       489,942       587,930       685,918

Compensation covered by the Pension Plan is shown in the salary and bonus columns in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan and are included in the above table.

     The executive officers named in the Cash Compensation Table have the following number of years of credited service: Mr. Zech, 20 years; Mr. Edwards, 16 years; Mr. Chambers, 4 years, Mr. Anderson, 3 years and Mr. Kenney, 2 years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                       COMPENSATION POLICY AND OBJECTIVES


     The Company's policy is to provide a competitive and balanced total compensation program that is structured to attract, retain and motivate highly qualified management personnel, and to increasingly align management's interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.



     The principal components of the compensation program for executive officers of the Company are base salary, annual incentive awards provided under the MIP, and long-term incentive awards provided under the LTICP. As described herein, annual and long-term incentive awards are contingent upon the achievement of specific goals by the Company and its subsidiaries. The Compensation Committee annually reviews and approves executive salary levels and the design of the MIP and LTICP, and regularly evaluates the Company's total compensation program to assure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.



     Competitive compensation levels are determined based on analyses of annual and long-term compensation data reported in nationally recognized surveys of companies of comparable size in a diversified group of industries. The companies in the compensation surveys are hereinafter referred to as the "Comparative Group." It is believed that the Comparative Group represents a valid cross-section of executive talent for which the Company competes. Moreover, comparison to companies that might be considered more direct competitors in the businesses in which the Company and its subsidiaries engage is not feasible since most of these companies are either privately-held or subsidiaries of larger organizations, and therefore information on compensation levels is not publicly available. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that would be included in the MidCap 400 (as defined in the section entitled "Performance Graph"); thus, the Comparative Group may include companies not included in the MidCap 400. The level of compensation of each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Group. In any given year, the compensation level for any executive officer of the Company may be more or less than the corresponding compensation level paid by companies in the Comparative Group, based upon Company and/or individual performance.

                                 BASE SALARIES


     The base salaries of the Company's named executive officers are targeted at the median base salary levels of executives of the Comparative Group, giving consideration to the comparability of responsibilities and experience. Salary adjustments for executive officers of the Company and employees earning base salaries of $200,000 or more are reviewed by the Compensation Committee every 18 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each employee over the review period and an analysis of the salary practices of the Comparative Group for positions of similar responsibilities. No specific weights are assigned to these factors. Mr. Zech's base salary was increased effective July 1, 1997 from $500,000 to $575,000 based on both his personal performance and the results achieved by the Company. The salaries paid in 1997 to Mr. Zech and to the named executive officers as a group were generally consistent with the median base salaries paid to executives with similar experience and responsibilities by companies in the Comparative Group.


                         ANNUAL INCENTIVE COMPENSATION

     Executive officers and key managers of the Company are eligible to participate in the MIP. The MIP reinforces the Company's pay for performance policy by providing annual cash payments to executives based upon the achievement of Company, subsidiary and individual performance goals. Target incentive awards are paid only when financial or a combination of financial and individual performance objectives are achieved.

     Each year, the Compensation Committee establishes both target financial objectives for the Company and each of its subsidiaries, and a schedule specifying the percentage, if any, of target incentive awards payable for actual performance. In 1997, financial objectives were expressed exclusively in terms of budgeted net income. Target incentive awards for the Company's named executive officers ranged from 40% to 65% of their base salaries, depending on the level of the officer's position. For all participants, the maximum incentive award was 150% of the target incentive award (subject to the Chief Executive's discretionary authority to increase or decrease any participant's award, other than his own, by 25%). The maximum incentive award was payable for achieving 120% or more of the target financial objective for the Company and four of its five subsidiaries, and 115% of the target financial objective in the remaining subsidiary. The threshold level was set at 80% of the target financial objective for the Company and three of its five subsidiaries, and at 85% and 50% of the target financial objectives in the remaining two subsidiaries. The MIP award for Mr. Zech was based 100% on the consolidated results of the Company. The awards for Messrs. Anderson, Edwards and Chambers were based 30% on the consolidated results of the Company and 70% on the results of the Company's subsidiaries, weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income. The award for Mr. Kenney was based 10% on the consolidated results of the Company, 40% on the results of the Company's subsidiaries weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income, and 50% on the achievement of individual performance objectives, with the portion based on individual performance objectives reduced to 30% if threshold financial levels are not achieved.


     The MIP is intended to measure and reward annual operating performance. Accordingly, performance against target objectives for 1997 was computed prior to the restructuring charge. The Company met 103% of its consolidated net income objective, entitling Mr. Zech to a cash payment of $361,463 under the MIP based on the factors described above. This payment represents 67% of Mr. Zech's salary and 103% of his target award.

                        LONG-TERM INCENTIVE COMPENSATION


     Long-term incentive compensation opportunities are provided pursuant to the LTICP to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives and to promote a close identity of interests between the Company's management and its shareholders. Since 1988, LTICP awards have been provided to the Chief Executive Officer and his direct reports primarily in the form of stock options and IPUs, and to other key employees (currently 203 in number) in the form of stock options. The size of IPU awards expressed as a percentage of salary is based on the scope of the participant's responsibilities. The size of stock option awards is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the participant's performance, the size of previous grants and competitive practices. In 1997, LTICP awards to the Company's executive officers were below median competitive long-term incentive opportunities provided by the companies in the Comparative Group.


     The purpose of IPUs is to focus attention on superior, sustained long-term Company performance. The number of IPUs granted to each participant is calculated by dividing a specified percentage of base salary by the market value of the Company's Common Stock on the date of grant. Under the 1995 Plan as currently in effect, IPUs are subject to redemption (in cash and Common Stock) if the Company's return on common equity over a three year period (the "Performance Period") reaches a target level established by the Compensation Committee. The target level is based primarily on the multi-year return on equity achieved by a broad range of major U.S. companies included in indices compiled by Forbes, Standard and Poor's and Value Line. The number of IPUs redeemed is based on the extent to which the Company's return on equity has met or exceeded the target. The maximum number of IPUs which may be redeemed is three times the number granted plus an amount representing reinvested dividends. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the market value of the Company's Common Stock on such date. For the 1997-1999 Performance Period, such maximum number is redeemable (60% in stock and 40% in cash) only if the Company's return on common equity over the Performance Period exceeds the preestablished target by more than 25%. The amount of payment for redeemed IPUs is equal to the market value of the Company's Common Stock on the date of redemption.


     In 1997, Mr. Zech received a grant of 2,059 IPUs covering the 1997-1999 Performance Period based on the considerations described above. With respect to the 1995-1997 Performance Period, the Compensation Committee determined that because of the restructuring charge, neither Mr. Zech nor any other IPU recipient would receive a payment for this Performance Period.



     Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at the market price of the Common Stock as of the date of grant, and will have value only if the Company's stock price increases. Each of the executive officers named in the Compensation Table received an option grant in 1997 based on the factors described above. Mr. Zech was granted an option to purchase 32,000 shares of the Company's Common Stock at a price equal to the market price on the date of grant.


                    POLICY ON DEDUCTIBILITY OF COMPENSATION


     The limitation on the tax deductibility of executive compensation in excess of one million dollars set forth in Section 162(m) of the Code and the regulations promulgated thereunder may impact the Company. If the Company determines that any compensation in excess of one million dollars is not performance based, the MIP and/or IPU payment (or the incremental portion thereof anticipated to exceed the one million dollars) otherwise payable to that individual may be deferred until the earlier to occur of (a) the first year in which the payment of the deferred amount (or any portion thereof) would be deductible by the Company (i.e., the year in which the million dollar threshold applicable to the individual would not be exceeded) or (b) the year following the individual's retirement. While the tax impact of employee compensation is one factor to be considered, such impact will be evaluated in light of the Company's overall compensation philosophy. From time to time, the Committee may award compensation which is not fully deductible if it determines that such award is consistent with its philosophy and in the best interests of the Company's shareholders.


                            STOCK OWNERSHIP TARGETS


     To underscore the importance of stock ownership by management, the Company has established stock ownership targets. Approximately 100 of the key employees eligible for awards under the LTICP have five years, beginning January 1996, to reach ownership targets based on their salary and position in the Company. The targets specify that the Chief Executive Officer, direct reports to the Chief Executive Officer, other named executive officers and certain other participants own Company Common Stock with a minimum value equivalent to four, two and one-half, three-fourths and one-half times base salary, respectively. The five-year time period is extended for newly hired and promoted executives. All named executive officers exceeded their interim ownership targets for 1997. The key employee group in aggregate has also exceeded 1997 interim targets.


     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

                                          James M. Denny (Chairman)
                                          Richard A. Giesen
                                          Charles Marshall
                                          Michael E. Murphy

                               PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1992 as the base) with Standard & Poor's S&P 500 Composite Stock Price Index ("S&P 500"), Standard & Poor's S&P MidCap 400 Index ("MidCap 400") and a group of comparable companies ("Peer Group") selected by the Company and an external investment banking advisor.


     Companies included in the Peer Group were selected on the basis of a number of criteria. The selection was intended to provide a cross-section of companies which are subject to the same economic and investment variables that are likely to impact the Company's total return and which have investment characteristics that closely correspond to those of the Company. The Peer Group consists of Alexander and Baldwin, Inc., Allied-Signal Inc., American Express Company, Amoco Corporation, Ashland Oil, Inc., Atlantic Richfield Company, A. Schulman, Inc., Beneficial Corporation, Burlington Northern Santa Fe Corporation, Caliber System Inc., Curtiss-Wright Corporation, Englehard Corporation, Ferro Corporation, Household International, Inc., The Lubrizol Corporation, Nordson Corporation, Overseas Shipholding Group, Inc., Rohm and Haas Company and Union Pacific Corporation. As noted in the immediately following paragraph, the Company has determined that it will no longer compare its total shareholder return to the Peer Group. This determination was made because the capitalization of members of the Peer Group had changed over time, causing its results to be highly skewed by certain members of the Peer Group, and because the nature of the business of certain members of the Peer Group had changed so as to no longer be comparable with that of the Company.



     As the Company believes it cannot reasonably identify an acceptable alternative peer group, the Company will compare its total shareholder return with the total shareholder return of the MidCap 400 beginning in 1998. There are several reasons for selecting the MidCap 400. The MidCap 400, in which the Company is included, represents a comparison to companies with similar market capitalizations. Most of the Company's direct competitors are either privately-held, foreign or subsidiaries of much larger corporations; therefore, the company believes that the most appropriate comparison of its performance is to companies with similar market capitalizations. The MidCap 400 also has the advantage of being a widely published index which provides a ready comparison for investors.


     The performance graph reflects a weighted average comparison based upon the market capitalization of each company and assumes $100.00 was invested on December 31, 1992.

                                  TOTAL RETURN
                 GATX VS. S&P 500 VS. PEER GROUP VS. MIDCAP 400

     MEASUREMENT PERIOD
   (FISCAL YEAR COVERED)           GATX          S&P 500        MIDCAP 400      PEER GROUP
1992                                     100             100             100             100
1993                                  127.52          110.08          113.95          114.30
1994                                  142.82          111.53          109.87          113.62
1995                                  163.16          153.45          143.86          147.09
1996                                  168.73          188.68          171.48          185.36
1997                                  260.24          251.63          226.79          228.96

                        SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the named executive officers and directors and executive officers as a group as of March 6, 1998:


                                                                 Shares of Common Stock
                                                                   Beneficially Owned
                  Name of Beneficial Owner                       as of March 6, 1998(1)
                  ------------------------                       ----------------------
Ronald H. Zech..............................................             155,981
David B. Anderson...........................................              23,495
David M. Edwards............................................              46,649
William L. Chambers.........................................              33,684
Brian A. Kenney.............................................               5,103
Directors and Executive Officers as a group.................             308,757

---------------

(1) Includes shares which may be obtained by exercise of previously granted options within 60 days of March 6, 1998 by Mr. Zech (126,500), Mr. Anderson (20,000), Mr. Edwards (39,000), Mr. Chambers (30,000), Mr. Kenney (4,500)
    and directors and executive officers as a group (242,875). See page 2 for the beneficial ownership of Common Stock of each of the nominees for election as a director. Each person has sole investment and voting power (or shares such powers with his or her spouse). Each of the directors and executive officers owned less than 1% of the Company's outstanding shares of Common Stock. Directors and executive officers as a group beneficially owned approximately 1.25% of the Company's outstanding shares of Common Stock. No director or named executive officer owns any Preferred Stock.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following is the only person known to the Company to beneficially own more than 5% of the Company's Common Stock:


                                                                                  Percent of
                                                                   Shares           Common
            Name and Address of Beneficial Owner             Beneficially Owned     Stock
            ------------------------------------             ------------------   ----------
State Farm Mutual Automobile Insurance Company(1)...........     2,945,300          11.99
One State Farm Plaza
Bloomington, IL


---------------

(1) According to a Schedule 13G dated January 23, 1998, State Farm Mutual Automobile Insurance Company ("State Farm") and certain of its affiliated entities, each of which owned shares of Common Stock with sole voting and investment power, may be deemed to constitute a "group" under the regulations of the Securities and Exchange Commission with regard to the beneficial ownership of 2,945,300 shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.


            APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK


     On January 30, 1998, the Board of Directors unanimously approved, and now recommends to the shareholders that they approve, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000. The Company's Certificate of Incorporation also authorizes 5,000,000 shares of preferred stock which will not be changed by the proposed amendment. If the proposed amendment is approved, the first sentence of Article THIRD of the Company's Certificate of Incorporation will be amended to read as follows:

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is 120,000,000 shares of Common Stock, of the par value of 62 1/2c each, and 5,000,000 shares of Preferred Stock, of the par value of $1 each.


     At its January 30, 1998 meeting, the Board of Directors also authorized a distribution of one additional share of Common Stock for each share outstanding or held in the corporate treasury which would in effect accomplish a two for one stock split in the form of a stock dividend, conditioned on approval by the shareholders of the increase in authorized shares of Common Stock. If approved, the Board of Directors thinks that the increase in the number of outstanding shares of Common Stock will be beneficial. Although the effect on the market price of the shares of Common Stock cannot be predicted with certainty, it is likely that the stock split would initially result in a reduction by one-half of the market price of each share. The market value of all shares held by a particular shareholder should remain approximately the same. The Board of Directors expects the lower price per share resulting from the stock split to be beneficial in that, among other things, it may cause a broader market for, increased liquidity of and greater investor interest in the shares of Common Stock. The stock split may also cause brokerage commissions (which may be subject to negotiation) and other expenses associated with buying or selling shares of stock to increase in most transactions involving the purchase or sale of shares having a given dollar value. The additional authorized shares not so distributed will be available for issuance in connection with further stock splits, employee benefit plans, possible financings, acquisitions of other companies or other corporate purposes, or any combination of the foregoing. Except for shares of Common Stock issued in connection with the stock split and except for shares reserved for issuance with respect to convertible preferred stock and employee and director benefit plans, the Company has no present plan or commitment for the issuance of any of the Common Stock being authorized. The newly authorized Common Stock would be available for issuance without further action by shareholders except as required by law or applicable stock exchange requirements. For example, the current rules of the New York Stock Exchange would require approval by the shareholders of Common Stock if the number of shares of Common Stock to be issued equaled or exceeded 20% of the number of shares of Common Stock outstanding immediately prior to such issuance, with certain exceptions.



     The additional shares resulting from the stock split shall have rights identical to existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share and would have no preemptive rights to subscribe for additional shares. There will be no change in total shareholders' equity. As a result of the proposed increase in the number of shares of Common Stock outstanding in connection with the stock split, the Company will transfer 62 1/2 cents per share from its additional capital account to its Common Stock capital account. Of the shares of Common Stock presently authorized, 24,558,983 shares are outstanding, 2,769,720 shares are held as treasury stock and 2,375,249 shares are reserved for future issuance with respect to convertible preferred stock and employee and director benefit plans. After giving effect to the proposed increase and two-for-one stock split, these amounts would all be increased proportionately to 49,117,966 shares, 5,539,440 shares and 4,750,498 shares, respectively.


     The Company intends to apply to the various stock exchanges on which the shares of Common Stock are currently listed, for listing of the additional shares to be issued and reserved for future issuance upon approval of this amendment.


     If approved, it is expected that the amendment to the Certificate of Incorporation increasing the authorized Common Stock will be filed with the Secretary of State of New York as soon as practicable following the annual meeting of shareholders and the record date for the stock split will be May 11, 1998. Each holder of Common Stock at the close of business on the record date for the stock split will be entitled to receive an additional share of Common Stock, par value 62 1/2 cents per share, for each share held of record. Existing certificates representing shares of Common Stock prior to the stock split will continue to evidence the same number of shares of Common Stock after the stock split. The new shares will be issued in "book-entry" form without certificates and will be recorded on the shareholder's behalf with the Company's transfer agent, ChaseMellon Shareholder Services of New York, unless the shareholder requests a certificate from ChaseMellon. Shareholders will be sent forms shortly after the record date which they can use to request actual certificates. SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES FOR SHARES OF COMMON STOCK TO THE COMPANY FOR EXCHANGE. Certificates requested by any shareholder representing additional shares to which a shareholder will become entitled after the stock split will be mailed commencing on or about June 1, 1998. The Company has been advised that no taxable gain or loss under current federal income tax laws would result from the stock split. Each additional share of Common Stock will have a cost or other tax basis (for computing subsequent gain or loss) equal to one half of the cost or other tax basis of the presently outstanding share. In addition, the holding period of the additional share would be deemed under such laws to be the same as the holding period for the original share.


     An affirmative vote of holders of a majority of the shares outstanding and entitled to vote is required for the adoption of this proposal to amend the Certificate of Incorporation.

     The Board of Directors recommends that the shareholders vote for this proposal.

                 APPROVAL OF AMENDMENT TO THE GATX CORPORATION
                   1995 LONG TERM INCENTIVE COMPENSATION PLAN


     There will be presented to the shareholders a proposal to amend the 1995 Plan for officers and key employees of the Company and its subsidiaries. On March 6, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1995 Plan which proposes to change the performance measure ("Performance Goal") used in certain performance awards made under the 1995 Plan from return on common equity. If the amendment is approved, beginning in 1998, the Performance Goals for any Performance Period will be based on any one or more of the following measures, as selected by the Compensation Committee; return on equity, total shareholder return, accounting and value based earnings, return on capital, sales growth and return on investment. The amendment to the 1995 Plan will not be put into effect unless approved by the affirmative vote of the holders of a majority of the shares voted on this proposal. In addition, the 1995 Plan is being amended to provide that the maximum salary which can be used as the basis for an award of IPUs shall be $1,000,000.



     To effect the foregoing, the Board of Directors recommends to the shareholders that they approve amending the 1995 Long Term Incentive Compensation Plan by deleting Sections VII(1) and VII(3) of the Plan in their entirety, and substituting therefor the following:



          1. Grant. For each Performance Period, the Committee may, from time to time, grant Individual Performance Units to such officers and other key employees of the Company and its subsidiaries as it may select. The number of Individual Performance Units granted will be determined by dividing a specified percentage (as determined by the Committee and not exceeding one hundred percent (100%)) of the Participant's base salary (disregarding annual base salary in excess of $1,000,000) by the fair market value of the Company's Common Stock on the date of grant. On each Common Stock dividend payment date, each Individual Performance Unit (including additional Individual Performance Units previously credited to it) shall be increased by an amount equal to the dividend paid on that date on a share of the Company's Common Stock, reinvested in additional Individual Performance Units in an amount equivalent to an investment of such dividend in shares of the Company's Common Stock at its fair market value on such date.

          3. Performance Goals. For each Performance Period, the Committee may establish Performance Goals which shall be based upon achievement of specific levels of one or more of the following measures applicable to the Company as a whole or to any individual subsidiary: return on equity, total shareholder return, accounting and value based earnings, return on capital, sales growth or return on investment. In determining the extent to which a Performance Goal has been achieved, the calculation shall be made without regard to any changes in the Federal tax law or in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established. Performance Goals may vary among Participants.



     The 1995 Plan allows grants of: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and IPUs. The proposed amendments relate only to Individual Performance Units.



     The 1995 Plan is administered by the Compensation Committee of the Board of Directors which consists of not less than three non-employee directors. The Committee selects from time to time key employees of the Company and its subsidiaries to receive awards (including the executive officers named in the Summary Compensation Table). The Committee determines the amounts, type and terms of such awards, and is authorized to interpret the 1995 Plan, establish rules and regulations thereunder, and make all other determinations necessary or advisable for administration of the 1995 Plan. The Committee may delegate to officers of the Company, who are also directors, authority to make awards to non-officer participants in the 1995 Plan.



     Approximately 250 employees have received awards under the 1995 Plan. Estimates of benefits which would have been paid under the 1995 Plan in the past or will be payable in the future if the amendment to the 1995 Plan is approved cannot be made since such benefits will depend upon, among other things, future awards under the 1995 Plan at the discretion of the Committee, performance achieved against goals to be established and the future market value of the Company's Common Stock.



     The 1995 Plan provides that the aggregate number of shares of Common Stock which may be issued pursuant to all grants thereunder may not exceed 1,500,000 shares together with any shares of Common Stock which were authorized under the 1985 Long Term Incentive Compensation Plan ("1985 Plan"), but unissued as of the date of adoption of the 1995 Plan, and which are not subsequently issued pursuant to awards under the 1985 Plan that were outstanding on that date. As of March 6, 1998, 693,662 shares were available for grant under the 1995 Plan, and an additional 1,575,425 shares were reserved for issuance pursuant to awards outstanding under the 1985 Plan and the 1995 Plan and would again become available for issuance under the 1995 Plan if those awards lapse. The Common Stock delivered under the 1995 Plan may be authorized and unissued stock or treasury shares or, at the discretion of the Committee, may be as purchased on the open market. Any shares subject to a grant or award which terminates by expiration, cancellation or otherwise prior to the issuance of such shares (including those which terminate because of the exercise of a related Stock Appreciation Right except to the extent Common Stock is issued upon exercise of the Stock Appreciation Right) or, in the case of the grant of Restricted Common Stock, prior to vesting shall again be available for future grants under the 1995 Plan. Appropriate adjustment shall be made with respect to the number and kind of shares optioned or awarded or subject to being optioned or awarded in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, spin-off or other change in the corporate structure or capitalization affecting the Common Stock.


     The amendment to the 1995 Plan will be effective as of the date of shareholder approval. The 1995 Plan will terminate at such time as the Board of Directors determines, although termination will not affect the rights of participants under any awards outstanding at that time. The Board of Directors may also amend the 1995 Plan from time to time except that, without shareholder approval, the Board of Directors may not increase the number of shares of Common Stock which may be issued under the 1995 Plan to participants. The following is a summary of the principal provisions of the 1995 Plan as proposed to be amended. The Closing price of the Company's Common Stock as reported for New York Stock Exchange composite transactions on March 6, 1998 was $75.19.


     The Board of Directors recommends that the shareholders vote for this proposal.

NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS


     The 1995 Plan permits the Committee to grant both Non-Qualified Stock Options and Incentive Stock Options ("ISOs") (collectively "Stock Options") within the meaning of the Code. The Committee will determine the number of shares subject to each Stock Option and the manner and time of exercise. Stock Options will become exercisable commencing no sooner than one year after the date of grant, subject to the Committee's discretionary authority to accelerate the date on which all or any part of an option may be first exercised. The exercise price of Stock Options shall not be less than the fair market value at the date of grant. All Stock Options will terminate on the earlier of (a) the tenth anniversary of their date of grant or (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date on which the optionee's employment terminates for any reason. That portion of a Stock Option which is exercisable as of the date a participant's employment is terminated by reason of death, disability (as determined by the Committee) or retirement under a Company retirement plan will remain exercisable, to the extent it is exercisable at the date of termination, for one year after termination caused by death or disability or five years after termination by reason of retirement, but in no event later than ten years from the date of grant. Stock Options are exercisable only upon payment of the full purchase price in cash or in Common Stock or a combination thereof at the time of exercise (or by such other method as may be satisfactory to the Committee). The aggregate fair market value (determined on the date of grant) of ISOs which first became exercisable with respect to any participant during any calendar year shall not exceed $100,000. The aggregate number of Stock Options granted in any calendar year to a participant shall not exceed 75,000.


STOCK APPRECIATION RIGHTS


     Stock Appreciation Rights ("SARs") may be granted in conjunction with a Stock Option then being granted or in conjunction with a previously granted Non-Qualified Stock Option. SARs become exercisable no earlier than the later of six months from the date of grant or one year from the Option Date, but only to the extent the underlying Stock Options are exercisable. The Committee may accelerate these exercise dates and may at the time of grant or subsequent thereto add such additional conditions and limitations as it deems advisable. SARs entitle the optionee to elect to surrender the related Stock Option and to receive the excess of the fair market value of the Common Stock on that date over the option price. The Committee, in its discretion, may allow the Company to satisfy this obligation in Common Stock, cash or a combination thereof. SARs will terminate on the earlier of ten years from the date of grant or termination of the related Stock Option or employment with the Company, with exceptions for death, disability or retirement identical to those relating to Stock Options.


RESTRICTED STOCK RIGHTS AND RESTRICTED COMMON STOCK


     Restricted Stock Rights entitle participants to receive shares of Restricted Common Stock not less than six months from the date of grant of the Restricted Stock Rights, subject to certain restrictions. The holder of Restricted Stock Rights receives cash equivalent to the dividend paid on the Company's outstanding Common Stock and the holder of Restricted Common Stock is entitled to receive dividends, with interest thereon, as the Committee determines. The holder may vote the Restricted Common Stock and exercise other shareholder rights, except that the Company retains the stock certificate, the employee may not dispose of the shares during the restriction period, and dividends may be withheld by the Company until the restrictions lapse. If conditions of the award are satisfied, upon the end of the restriction period the Company will distribute the stock certificates, free of all restrictions, in installments. Any undistributed Restricted Common Stock and cash and dividends will be forfeited if employment terminates, except upon death or retirement or as the committee otherwise determines. The Committee may accelerate the date on which restrictions will lapse as to any shares of Restricted Common Stock and undistributed cash and dividends.


PERFORMANCE AWARDS


     Performance Awards may be granted to participants who have been granted Restricted Stock Rights or Restricted Common Stock which provide cash payments to participants not exceeding the market value of the Restricted Common Stock when the restrictions lapse if certain criteria and Performance Goals established by the Committee and approved by the Board of Directors are met. Except as otherwise determined by the Committee, if employment terminates prior to the distribution of any installment, all rights to further payments terminate.


INDIVIDUAL PERFORMANCE UNITS


     The Committee may also grant Individual Performance Units ("IPUs") to officers and other key employees of the Company. The number of IPUs granted will be determined by dividing a specified percentage (not to exceed 100%) of the participant's base salary (disregarding salary in excess of $1,000,000) by the fair market value of the Company's Common Stock on the date of grant. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the fair market value of the Company's Common Stock on such date. IPUs will be subject to redemption (in cash and Common Stock) only if return on common equity, total shareholder return, accounting and value based earnings, return on capital, sales growth or return on investment or any combination of the above measures as determined from time to time by the Committee over a specified period (the "Performance Period") reaches a target level (the "Performance Goal") specified by the Committee. The Committee shall exclude the effect, if any, on the Company's income or equity, of changes in generally accepted accounting principles or Federal income tax laws or regulations adopted or effective subsequent to the establishment of Performance Goals. If the Performance Goal is achieved or exceeded, participants will receive an amount (the "Redemption Amount") equal to not more than three times the number of IPUs credited to the participant (including reinvested dividends) multiplied by the fair market value of the Company's Common Stock on the date of payment. Except as provided in the immediately following sentence, upon termination of employment, a participant will forfeit all unredeemed IPUs. If employment terminates by reason of a participant's death, disability or retirement under a Company or subsidiary retirement plan prior to the completion of a Performance Period, the participant (or in the case of death those entitled by will or laws of decent and distribution) shall, if the Performance Goal is attained, receive the Redemption Amount at the time of payment to other participants. In the event of retirement, the Redemption Amount is prorated to the date of retirement.


SPECIAL ACCELERATION OF AWARDS


     The 1995 Plan provides for special acceleration of awards upon (i) receipt by the Company of a Schedule 13D confirming that a person (other than (a) a fiduciary of securities under an employee benefit plan, (b) a corporation directly or indirectly owned by shareholders of the Company in substantially the same proportions as their ownership of the Company or (c) a corporation in which the executive has a substantial interest) owns beneficially 20% or more of the Company's stock; (ii) any offer by a person, other than those noted in (a) - (c) above, where the offeror owns 20% or more of the Company's stock or three business days before the offer terminates could beneficially own 50% of the Company's stock; (iii) shareholder approval of any merger in which the Company voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; or (iv) a change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved.


     Upon the occurrence of any such event: (i) all outstanding Stock Options and SARs will become exercisable for the remainder of their terms (Stock Options and SARs granted to officers must have been held for at least six months); (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (A) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share "Acceleration Price" defined below, or (B) ISOs (granted without SARs) and SARs (granted in tandem with ISOs) at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty-day period the Company may purchase any such ISO or associated SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all previously granted IPUs will be immediately redeemed and in calculating the Redemption Amount it shall be assumed that the Performance Goal has been achieved and that the fair market value of the Company's Common Stock is equal to the average price of the Company's Common Stock during the five business days preceding the occurrence of a special acceleration. The "Acceleration Price" is the excess over the option price of the highest of (i) the highest reported sales price of the Company's Common Stock in the prior sixty days, (ii) the highest price included in any report on Schedule 13D referred to above paid within the prior sixty days, (iii) the highest tender offer price paid, and (iv) the fixed per share price in any merger, consolidation or sale of all or substantially all of the Company's assets.


     The Board of Directors does not consider the special acceleration provisions of the 1995 Plan to have any significant deterrent effect on a potential change in control of the Company; however, if a change in control occurs, such provisions will result in an acceleration of the dates on which the Company will incur certain costs and participants will receive certain benefits under the 1995 Plan and in this respect may be considered to have an anti-takeover effect.


FEDERAL INCOME TAX EFFECTS


     Under present federal income tax laws, awards granted under the 1995 Plan will have the following tax consequences.


     The granting of a Non-Qualified Stock Option will not result in taxable income at the time it is granted. At the time of exercise, the employee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the employee upon disposition of such shares will be treated as long-term or short-term capital gains and losses, with the basis for purposes of computing such gain or loss equal to the amount paid for the shares plus the amount of ordinary income previously recognized. If delivery of shares pursuant to the exercise of an option is deferred for a period after exercise, recognition of income will be deferred until the end of the deferral period.


     The holder of an ISO will realize no taxable income either at the time of grant or exercise and the Company is entitled to no deduction either at the time of grant or exercise of an ISO, if the optionee was, at all times, an employee of the Company or a subsidiary during the period beginning on the date of the granting of the option and ending on the date three months prior to the date of exercise (within one year if the optionee is disabled) and does not sell or otherwise dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. After the death of an optionee, such employment and holding periods are inapplicable. Upon ultimate sale of the stock, any gain will be taxed as long-term capital gain if the optionee did not dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of fair market value of the shares at the time of exercise over the exercise price (the "spread") and the Company will be entitled to a corresponding deduction. Any additional gain over and above the fair market value of the stock on the date of exercise will be taxed as a short-term or long-term capital gain depending upon the holding period for the stock.

     Under current federal income tax law, the excess of the fair market value of the shares at the time of exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the employee's alternative minimum tax for the tax year in which the ISO is exercised.


     An employee realizes no taxable income at the time a SAR or an IPU is granted. The amount of cash or the fair market value of shares received upon exercise of a SAR or redemption of an IPU will be taxable to the employee at ordinary income tax rates. A corresponding deduction will be allowed to the Company.


     An employee will not be taxed at the date of grant of Restricted Stock Rights or the transfer of Restricted Common Stock, but will be taxed at ordinary income rates on the fair market value of any Restricted Common Stock as of the date that the restrictions lapse, unless the employee elected under Section 83(b) to include in income the fair market value of the Restricted Common Stock within thirty days of transfer of the Restricted Common Stock. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of transfer, if the employee elects to be taxed on the fair market value of the Restricted Common Stock upon transfer). Amounts equivalent to dividends received by an employee on Restricted Stock Rights and dividends received by an employee during the restricted period will be taxable to the employee at ordinary income tax rates and will be deductible by the Company unless the employee has elected to be taxed on the fair market value of the Restricted Common Stock upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company. If an employee elects to include the value of the Restricted Common Stock in income at the time of transfer and subsequently forfeits the Restricted Common Stock, no deduction or loss for the amount included in income as a result of the election will be allowed to the employee and the Company will be required to include as ordinary income any deduction which it originally claimed for the Restricted Common Stock.

     Performance Awards will not be taxable at the time of grant but will instead be taxable to the employee at ordinary income tax rates when received. A corresponding deduction will be allowed the Company.

     The Federal income tax rules limit the deductibility of certain compensation for the Chief Executive Officer and certain other executive officers who are employed at the end of the year to $1 million per year. However, the tax rules also provide that "performance-based compensation" paid under a plan approved by shareholders is generally not subject to this limit on deductibility. Shareholder approval of the amendment to the 1995 Plan is required to conform certain aspects thereof to the requirements of "performance based compensation."

NEW PLAN BENEFITS


     Because awards under the 1995 Plan are within the discretion of the Committee, benefits to any individual under the amended 1995 Plan are not determinable. However, the following table contains information about IPU grants made under the amended 1995 Plan on March 6, 1998 to executive officers and the groups indicated, subject to shareholder approval. No non-officer nominee for election as a director of the Company can receive a grant under the 1995 Plan.



                                                                           ESTIMATED FUTURE PAYOUTS
                                            NUMBER OF     PERFORMANCE    UNDER NON-STOCK PRICE-BASED
                                             SHARES,       OR OTHER               PLANS (1)
                                             UNITS OR    PERIOD UNTIL    ----------------------------
                                              OTHER      MATURATION OR   THRESHOLD   TARGET   MAXIMUM
                   NAME                     RIGHTS (#)      PAYOUT          (#)       (#)       (#)
                   ----                     ----------   -------------   ---------   ------   -------
Ronald H. Zech............................    4,596        1998-2000        115      4,596    13,788
David B. Anderson.........................    1,066        1998-2000         27      1,066     3,198
David M. Edwards..........................    1,465        1998-2000         37      1,465     4,395
Williams L. Chambers......................      666        1998-2000         17        666     1,998
Brian A. Kenney...........................      400        1998-2000         10        400     1,200
All executive officers as a group.........    8,526        1998-2000        213      8,526    25,578
All other employees (including all
  officers who are not executive officers)
  as a group..............................    5,195        1998-2000        130      5,195    15,585


---------------

(1) Payouts are based 50% on the Company achieving pre-established levels of return on common equity ("ROE") and 50% on the Company's percentile ranking in the MidCap 400 on Total Shareholder Return ("TSR") and are paid in Common Stock and cash following completion of the three year performance period. No payout will be made unless the threshold performance level on one or both of the performance measures is achieved. The target amounts, plus an amount equal to additional units representing reinvested dividends during the performance period, will be earned if target ROE and target TSR are achieved or if the target is exceeded on one performance measure and not achieved on the other; the maximum amount plus an amount equal to additional units representing reinvested dividends will be earned if target ROE and target TSR are exceeded by a specified amount.


                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP to audit the Company's financial statements, subject to approval by the shareholders. Ernst & Young LLP, or a predecessor thereof, has served in this capacity since 1916. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     The Board of Directors recommends that the shareholders vote for this proposal.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


     Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting must be received by the Company no later than November 17, 1998, and must otherwise comply with the requirements of the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                               OTHER INFORMATION

     On August 14, 1997 the Company continued the liability policies initially procured in 1986 from Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company Ltd.

("ACE") and continued the policy initially procured in 1995 from Federal Insurance Co. ("Federal") that insures the Company in the event the Company is required to indemnify a director or officer. The Federal policy also insures directors and officers for those instances in which they may not be indemnified by the Company. Both the CODA and ACE policies insure only directors and officers and only for those instances in which they may not be indemnified by the Company. The ACE and Federal policies expire on August 14, 1998. The CODA policy expires on August 14, 2000. At the inception of the CODA policy, the Company prepaid the premium for a three year period. On each anniversary date thereafter, a renewal premium is paid and, upon payment of such premium, the CODA policy is automatically continued to a date one year beyond its previously stated expiration date. During 1997, the Company paid premiums of $154,000 to CODA, $92,000 to ACE and $341,000 to Federal.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                          By order of the Board of Directors



                                          David B. Anderson
                                          Secretary

                                                                        APPENDIX


                                GATX CORPORATION

                   1995 LONG TERM INCENTIVE COMPENSATION PLAN

I. GENERAL

     1. Purpose. The purpose of the 1995 Long Term Incentive Compensation Plan (the "Plan") is to promote the long term financial interests of the Company by
(i) attracting and retaining executive personnel possessing outstanding ability;
(ii) further motivating such individuals by means of growth-related incentives to achieve long-range goals; (iii) providing incentive compensation opportunities, in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units (each as described below) which are competitive with those of other major corporations; and (iv) furthering the identity of interests of participating employees with those of the Company's shareholders through opportunities for increased stock ownership.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan or the Board of Directors, including full authority to: (i) interpret the Plan; (ii) prescribe, amend and rescind rules and regulations pertaining to the Plan; (iii) determine the terms and provisions of each Stock Option and Stock Appreciation Right, and Restricted Common Stock agreement between the Company and a Participant, and the number of Individual Performance Units to be granted to a Participant; (iv) establish Company performance goals for purposes of the Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan. To the extent necessary to conform the Plan, and the awards under the Plan, to Rule 16b-3 of the Securities and Exchange Commission, no member of the Committee shall be eligible, or within one year prior to appointment to the Committee shall have been eligible, to participate in the Plan or in any other plan of the Company or any affiliate of the Company under which stock, stock options or stock appreciation rights may be granted.

     3. Participants. Except as otherwise specifically provided, Participants in the Plan shall consist of such key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units. The Committee may delegate to appropriate officers of the Company who are also directors of the Company authority to determine participation in the Plan by other than officers of the Company, and the extent of participation by each non-officer employee of the Company or any subsidiary.

     4. Shares. One million five hundred thousand (1,500,000) shares of Common Stock, together with any shares of Common Stock authorized under the 1985 Long Term Incentive Compensation Plan (the "1985 Plan") which are unissued as of the date of adoption hereof, and which are not subsequently issued pursuant to awards under the 1985 Plan that are outstanding on that date, with such adjustment in such number of shares as may be made pursuant to the last sentence of this paragraph I-4, shall be available for issue upon the exercise of Stock Options, Stock Appreciation Rights and Restricted Stock Rights granted under the Plan, for award in the form of Restricted Common Stock and for redemption of Individual Performance Units. Such shares may be authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the open market) of Common Stock. If a Stock Option granted under the Plan expires or is terminated for any reason without having been exercised in full for Common Stock (including those which terminate by reason of the exercise of a Stock Appreciation Right in accordance with the provisions of Part IV below) or if a Restricted Stock Right, Restricted Common Stock or Individual Performance Unit awarded under the Plan is forfeited for any reason, the shares not acquired or forfeited shares, as the case may be, shall (unless the Plan shall have terminated) again become available for purposes of the Plan. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure or capitalization affecting the Common Stock, appropriate adjustment shall be made with respect to the number and kind of shares (or other securities) optioned or awarded or subject to being optioned or awarded under the Plan and in the sole discretion of the Board of Directors such adjustments in price and other adjustments as it deems equitable may be made.

     5. Amendment. The Board of Directors of the Company may amend the Plan from time to time, except that without the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at a duly held meeting of the shareholders, the number of shares of Common Stock which may be issued under the Plan may not be increased except as provided in paragraph I-4. No amendment of the Plan, however, may, without the consent of a Participant, make any changes in any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore granted the Participant which would adversely affect the Participant's rights under the Plan.

     6. Termination. The Board of Directors of the Company may terminate the Plan at any time. No Stock Option or Stock Appreciation Right shall be granted and no restricted Stock Right, Restricted Common Stock, Performance Award or Individual Performance Unit shall be awarded after the Plan is terminated for any reason. However, termination of the Plan shall not affect the validity of any Stock Option or Stock Appreciation Right theretofore granted under the Plan or any award of Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore made under the Plan.

     7. No Employment Right. Participation in the Plan does not confer upon any employee any right with respect to continued employment by the Company or any subsidiary, or limit in any way the right of the Company or any subsidiary to terminate an employee's services, responsibilities, duties and authority to represent the Company or any subsidiary at any time for any reason.

II. INCENTIVE STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Incentive Stock Options, as described in the Internal Revenue Code of 1986, as amended (the "Code"), are to be granted under this Part II and determine the number of shares to be offered to each of them. Each Incentive Stock Option shall be evidenced by an agreement between the Participant and the Company. The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under this Plan and each other stock option plan of the Company and any parent or subsidiary thereof shall not exceed $100,000. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Incentive Stock Options and Non-Qualified Stock Options granted to any Participant during any calendar year, regardless of when first exercisable, shall not exceed seventy-five thousand (75,000). For all purposes of the Plan, the term "fair market value" of a share of Common Stock means the average of the highest and lowest prices at which a share of Common Stock is traded on the date as of which the determination is being made as quoted on the New York Stock Exchange Composite Transactions or other principal market quotation selected by the Committee or, if Common Stock is not traded on that date, the average of the highest and lowest prices on the next preceding day on which such stock is traded.

     2. Price. The purchase price of each Incentive Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the following provisions of this paragraph and the following provisions of paragraph II-4, unless sooner terminated, all Incentive Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Incentive Stock Options granted to a Participant may be exercised.

     4. Termination. Each Incentive Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three (3) months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of an Incentive Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of his death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination of employment by reason of death or disability (as determined by the Committee) or five years after the date of retirement, as the case may be.

     5. Transferability. An Incentive Stock Option, by its terms, may not be transferred by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

III. NON-QUALIFIED STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be granted under this Part III and determine the number of shares to be offered to each of them. Each Non-Qualified Stock Option shall be evidenced by an agreement between the Participant and the Company. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Non-Qualified Stock Options and Incentive Stock Options granted to any Participant during any calendar year shall not exceed seventy-five thousand (75,000).

     2. Price. The purchase price of each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock of the Company on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock of the Company subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the provisions of this paragraph and the provisions of paragraph III-4, unless sooner terminated, all Non-Qualified Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Non-Qualified Stock Options granted to a participant may be exercised.

     4. Termination. Each Non-Qualified Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of a Non-Qualified Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     5. Transferability. A Non-Qualified Stock Option granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

IV. STOCK APPRECIATION RIGHTS

     1. Grantees. The Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under this Part IV and determine the number to be granted to each of them. Each Stock Appreciation Right shall be evidenced by an agreement between the Participant and the Company. If a Participant to whom a Stock Appreciation Right has been granted is subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, impose such conditions and limitations to the exercise of such Stock Appreciation Right as the Committee deems necessary or desirable in order to comply with the requirements of Sections 16(a) and 16(b) and the rules and regulations issued thereunder, or to obtain exemption therefrom.

     2. Grants. Stock Appreciation Rights may be granted in tandem with a related Stock Option, in which event the Participant may elect to exercise either the Stock Appreciation Right or the Stock Option but not both, as to any of the same shares subject to the Stock Option and the Stock Appreciation Right. A Stock Appreciation Right granted to a Participant may be granted on the Option Date of such option or in the case of Non-Qualified Stock Options as of that Option Date or at any time thereafter.

     3. Exercise. Subject to the following provisions of this paragraph and the provisions of paragraph IV-5, unless sooner terminated, all Stock Appreciation Rights granted to a Participant may be exercised commencing on a date no earlier than the later of six (6) months from the date of grant or one year from the Option Date as determined by the Committee; provided, however, that a Stock Appreciation Right may be exercised only to the extent a related Stock Option is surrendered. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Stock Appreciation Rights granted to a Participant may be exercised to the date to which a related Stock Option has been accelerated in accordance with the provisions of either paragraph II-3 or III-3.

     4. Payment. A Participant to whom a Stock Appreciation Right has been granted may elect, during any period that such Stock Appreciation Right is exercisable and subject to such limitations as the Committee may have imposed, to receive from the Company in exchange therefor an amount (net of applicable employee withholding taxes) equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of the exchange over the option price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, or portion thereof, surrendered. Payment of the Company's obligations arising out of the exchange of a Stock Appreciation Right may be made in cash, Common Stock (valued at its fair market value at date of exchange) or partly in each, as the Committee shall decide.

     5. Termination. Each Stock Appreciation Right granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. Any Stock Appreciation Right which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     6. Transferability. A Stock Appreciation Right granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

V. RESTRICTED STOCK AWARDS

     1. Grants. Grants of Restricted Common Stock or Restricted Stock Rights may be made from time to time to such officers and key employees of the Company and its subsidiaries as may be selected by the Committee. On each Common Stock dividend payment date, each Participant shall be credited with an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by the Participant's number of shares of Restricted Common Stock or Restricted Stock Rights that have not been terminated in accordance with the following provisions of this Part V. Such amounts together with interest thereon shall be paid to the Participant at such time or times as the Committee shall decide.

     2. Awards. Such grant of Restricted Common Stock or Restricted Stock Rights shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries for a period to be specified by the Committee (the "Performance Period") and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the Performance Period or for a period of time thereafter. The length of Performance Periods may vary among Participants.

     At the end of such period of employment by the Company and its subsidiaries as shall be determined by the Committee (but not less than six months and not extending beyond the last day of the Performance Period), the Restricted Stock Right granted to a Participant shall be automatically exchanged for a number of shares of Restricted Common Stock equal to the number of Restricted Stock Rights exchanged.

     Each stock certificate issued in respect of shares of Restricted Common Stock shall be registered in the name of the Participant and deposited with the Company.

     Subject to the foregoing restrictions, and unless and until the shares are forfeited, a Participant shall have all of the rights of a holder of Common Stock with respect to the shares of Restricted Common Stock awarded the Participant in accordance with the provisions of this Part V; provided, however, that as provided in paragraph 1 of this Part V, any dividends paid on a share of such stock, together with interest thereon, shall be accrued and paid to the Participant at such time or times as the Committee shall decide.

     3. Distribution. The shares of Restricted Common Stock awarded to a Participant with respect to a Performance Period shall be distributed to the Participant, free of all restrictions, in such number (usually three) of equal, or substantially equal, annual installments, measured from the last day of that Performance Period, as the Committee shall determine.

     4. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all Restricted Stock Rights, any undistributed Restricted Common Stock previously awarded to the Participant with respect to any Performance Period, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant, together with any interest accrued thereon. If a Participant's employment with the Company and its subsidiaries is terminated by reason of a Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of the undistributed shares of Restricted Common Stock, if any, previously awarded to the Participant, all Performance Awards under Part VI for which Performance Goals have been met and, together with interest thereon, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant.

VI. PERFORMANCE AWARDS

     1. Awards. Any Participant designated by the Committee to participate in
Part V of the Plan may be designated as a Participant under this Part VI.

     2. Performance Goal. For each Performance Period the Committee may establish Performance Goals. In establishing any Performance Goal the Committee may use such measures of the performance of the Company over the Performance Period as the Committee deems appropriate. Performance Goals may vary among Participants. For each Performance Period, the Committee shall also establish appropriate criteria to determine the basis upon which a Performance Award shall be made under the Plan with respect to that period.

     3. Payment and Amount. If the criteria for payment established by the Committee relating to a Performance Goal established for any Performance Period is met, a Participant receiving an installment distribution of Restricted Common Stock in accordance with the provisions of paragraph V-3 with respect to that Performance Period, who has also been designated as a Participant under this
Part VI, shall also be paid a Performance Award at the time the distribution is made to the Participant. The amount of a Participant's Performance Award shall not in any event exceed the aggregate fair market value of the installment distribution of shares of Restricted Common Stock.

     4. Forfeiture. Except as provided below, and except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the payment of any portion of a Performance Award, the Participant shall forfeit all rights to receive any portion of the Performance Award remaining unpaid at such termination. If a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of all Performance Awards under Part VI for which Performance Goals have been met.

VII. INDIVIDUAL PERFORMANCE UNITS


     1. Grant. For each Performance Period, the Committee may, from time to time, grant Individual Performance Units to such officers and other key employees of the Company and its subsidiaries as it may select. The number of Individual Performance Units granted will be determined by dividing a specified percentage (as determined by the Committee and not exceeding one hundred percent (100%)) of the Participant's base salary (disregarding annual base salary in excess of $1,000,000) by the fair market value of the Company's Common Stock on the date of grant. On each Common Stock dividend payment date, each Individual Performance Unit (including additional Individual Performance Units previously credited to it) shall be increased by an amount equal to the dividend paid on that date on a share of the Company's Common Stock, reinvested in additional Individual Performance Units in an amount equivalent to an investment of such dividend in shares of the Company's Common Stock at its fair market value on such date.



     2. Award. Except as provided in paragraph VII-5, awards of Individual Performance Units shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries throughout the specified Performance Period, and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate. The length of Performance Periods may vary among Participants.

     3. Performance Goals. For each Performance Period, the Committee may establish Performance Goals which shall be based upon achievement of specific levels of one or more of the following measures applicable to the Company as a whole or to any individual subsidiary: return on equity, total shareholder return, accounting and value based earnings, return on capital, sales growth or return on investment. In determining the extent to which a Performance Goal has been achieved, the calculation shall be made without regard to any changes in the Federal tax law or in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established. Performance Goals may vary among Participants.


     4. Payment and Amount. If the Performance Goal established by the Committee for a Performance Period has been achieved, the Company shall redeem the Individual Performance Units and pay to the Participant an amount (the "Redemption Amount") equal to not more than three (3) times -- depending upon the extent to which the Performance Goal has been achieved or exceeded -- the product of (i) the number of Individual Performance Units credited to the Participant's account at the end of a Performance Period (including reinvested dividends), and (ii) the fair market value of the Company's Common Stock on the date of payment. Payment of the Redemption Amount to the Participant may, in the discretion of the Committee, be made in cash and in Common Stock of the Company, and will be made as soon as practicable following expiration of the applicable Performance Period and certification by the Committee of the Redemption Amount. The cash payment shall in no event exceed fifty percent (50%) of the Redemption Amount.

     5. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all unredeemed Individual Performance Units previously granted to the Participant with respect to any Performance Period and any undistributed dividends allocable thereto. To the extent the Performance Goals are not achieved, Individual Performance Units not redeemed shall be forfeited. If, prior to completion of a Performance Period, a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant, or in the event of the Participant's death, the person(s) entitled thereto by will or the laws of descent and distribution, shall, if the applicable Performance Goal is attained, receive the Redemption Amount at the time of payment to other Participants. In the event of a Participant's retirement, the Redemption Amount shall be prorated to the date of such Participant's retirement. Individual Performance Units shall be forfeited to the extent not redeemed.


VIII. SPECIAL ACCELERATION IN CERTAIN EVENTS


     1. Special Acceleration. Notwithstanding any other provisions of the Plan, a Special Acceleration of awards outstanding under the Plan shall occur with the effect set forth in paragraph VIII-2 at any time when there is a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" [as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")] other than:

           (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

          (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company; or

         (iii) any person in which the Executive has a substantial equity interest;

         is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company by a person other than a person described in subparagraph (1)(i), (ii) or (iii) and one of the following occurs:

          (i) the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's stock; or

         (ii) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing 50% or more of the total voting power of the Company's outstanding stock when the offer terminates;

     (c) during any period of two consecutive years there shall cease to be a majority of the Company's Board of Directors comprised as follows: inidividuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (i) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

         (ii) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

         For purposes of this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include:

          (i) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph or in paragraph (b) above; or

         (ii) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation;

         unless his election by the Board of Directors or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors before the beginning of such period.


         With respect to any Participant with whom the Company has entered into an Agreement for Continued Employment Following a Change of Control or Disposition of a Subsidiary, a Special Acceleration of awards outstanding under the Plan with the effect set forth in paragraph VIII-2 as to such Participant shall occur if such Participant's employment is terminated or constructively terminated, and as a result thereof such Participant becomes entitled to termination payments under such agreement.


         The terms used in this Part VIII and not defined elsewhere in the Plan shall have the same meaning as such terms have in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

     2. Effect on Outstanding Awards. Upon a Special Acceleration pursuant to paragraph VIII-I:

     (a) All Stock Options then outstanding under Parts II and III shall immediately become exercisable in full for the remainder of their terms, provided that no Stock Option may be exercised by an officer of the Company within six months of its date of grant; and each optionee shall have the right during a period of thirty days following a Special Acceleration to have the Company purchase any Non-Qualified Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price computed in accordance with paragraph (e) below and any Incentive Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the option price and (ii) the number of shares of Common Stock covered by the Incentive Stock Option or portion thereof surrendered, provided that the Company shall have the right during such period to purchase any Incentive Stock Option as to which no Stock Appreciation Rights have been granted at the purchase price computed in accordance with paragraph (e) below;

     (b) All Stock Appreciation Rights outstanding under Part IV shall immediately become exercisable in full for a period of thirty days following a Special Acceleration, subject to the provisions of paragraph IV-5, with payment to be made solely in cash upon any exercise during such period of a Stock Appreciation Right granted with respect to a Non-Qualified Stock Option in an amount computed in accordance with paragraph (e) below and in cash upon exercise during such period of a Stock Appreciation Right granted with respect to an Incentive Stock Option in an amount equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the exercise price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, provided that the Company shall have the right during such period to purchase any Stock Appreciation Right granted with respect to an Incentive Stock Option (and cancel the related option) at the purchase price computed in accordance with paragraph (e) below, provided further that no Stock Appreciation Right may be exercised by an officer within six months of its date of grant;

     (c) All Restricted Stock Rights under Part V outstanding for at least six months from the date of grant shall immediately be exchanged for a number of shares of Common Stock equal to the number of Restricted Stock Rights so exchanged, and all such shares of Common Stock, all other shares of Common Stock and all interest, dividends or dividend equivalents then held by the Company for Participants under Part V and all Performance Awards under Part VI for which Performance Goals have been met shall then be immediately distributed to Participants, free of all restrictions;

     (d) The Company shall immediately redeem all Individual Performance Units granted under Part VII. For purposes of calculation of the Redemption Amount, it shall be assumed that the Performance Goal has been achieved, and the Fair Market Value of the Company's Common Stock shall be calculated in accord with paragraph (e) below; and

     (e) Except as otherwise specified in paragraphs (a) and (b) above, the purchase price for a Stock Option or a Stock Appreciation Right and the amount to be paid upon exercise of a Stock Appreciation Right shall be an amount equal to the product of (i) the excess, if any, of the highest of (A) the highest reported sales price during the sixty days preceding such exercise, (B) the highest purchase price shown in any Schedule 13D referred to in paragraph VIII-I (a) as paid within the sixty days prior to the date of such report, (C) the highest price paid in any tender offer referred to in paragraph VIII-I (b) during the sixty days preceding such exercise, or (D) the fixed formula cash price per share specified in any transaction referred to in paragraph VIII-I (c) if such price is determined on the date of such exercise, over the option price, and (ii) the number of shares of Common Stock covered by the Stock Option or Stock Appreciation Right, or portions thereof, surrendered. The fair market value to be used in the calculation of the Redemption Amount shall be equal to the average price of the Common Stock during the five business days preceding the occurrence of a Special Acceleration.

                                    [LOGO]

                               GATX CORPORATION
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1998

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and David M. Edwards, and each of them, the undersigned's, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders
 X of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 24, 1998, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD
                                      ALL    FOR ALL
                                      [ ]      [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Charles Marshall,
           Michael E. Murphy and Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

Item 3 - AMENDMENT OF 1995 LONGTERM   FOR    AGAINST  ABSTAIN
         INCENTIVE COMPENSATION PLAN  [ ]      [ ]      [ ]

Item 4 - AMENDMENT OF CERTIFICATE OF  FOR    AGAINST  ABSTAIN
         INCORPORATION                [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                  SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1998

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and David M. Edwards, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 24, 1998, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, and 4.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD
                                      ALL    FOR ALL
                                      [ ]      [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Charles Marshall,
           Michael E. Murphy and Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

Item 3 - AMENDMENT OF 1995 LONGTERM   FOR    AGAINST  ABSTAIN
         INCENTIVE COMPENSATION PLAN  [ ]      [ ]      [ ]

Item 4 - AMENDMENT OF CERTIFICATE OF  FOR    AGAINST  ABSTAIN
         INCORPORATION                [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                             LOGISTICS 401K PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1998

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and David M. Edwards, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 24, 1998, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD
                                      ALL    FOR ALL
                                      [ ]      [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Charles Marshall,
           Michael E. Murphy and Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

Item 3 - AMENDMENT OF 1995 LONGTERM   FOR    AGAINST  ABSTAIN
         INCENTIVE COMPENSATION PLAN  [ ]      [ ]      [ ]

Item 4 - AMENDMENT OF CERTIFICATE OF  FOR    AGAINST  ABSTAIN
         INCORPORATION                [ ]      [ ]      [ ]


In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -